Bancshares

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2012 Annual Meeting

June 27, 2012

1st Quarter 2012

- Raised over $4 million in capital from existing and new shareholders
- Net income of $528 thousand on total assets of $115 million
- Fourth consecutive profitable quarter
- Various metrics related to Formal Agreement with OCC

Bancshares


Total Loan Portfolio Balance ($ millions)
$100
$95
$90
$85
$80
$75
$70
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12

Unaudited. Information for the month of June is as of June 22, 2012

Bancshares


Capital Ratios
18.00%
17.00%
16.00%
15.00%
14.00%
13.00%
12.00%
11.00%
10.00%
9.00%
8.00%
7.00%
6.00%
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Core Leverage Ratio
OCC Minimum
Total Risk Based Ratio
OCC Minimum

Source: Form 10 K and 10 Q SEC Filings. OCC minimums are 9% and 11.5% per the Agreement dated 4/15/2010.

Bancshares


Loan Production Versus Payoffs ($ thousands)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
Jan-12
Feb-12
Mar-12
Apr-12
May-12
Jun-12
New loans
Loan payoffs

Unaudited. Information for the month of June is as of June 12, 2012

Bancshares


Criticized Assets ($ millions)
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Special Mention
Substandard
Total

Unaudited

Bancshares


Non-Performing Loans ($ thousands)
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12

Unaudited

Bancshares



Real Estate Owned ($ thousands)
$2,500
$2,300
$2,100
$1,900
$1,700
$1,500
$1,300
$1,100
$900
$700
$500
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12

Source: Form 10 K and 10 Q SEC Filings

Bancshares



Loan - to - Deposit Ratio
105%
100%
95%
90%
85%
80%
75%
70%
65%
60%
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Loans-to-Deposit Ratio
OCC Maximum

Unaudited